Exhibit 4.23


C L I F F O R D                                    LIMITED LIABILITY PARTNERSHIP
C H A N C E




                                                                  CONFORMED COPY



                             Dated 27 February 2003












                             BARCLAYCARD FUNDING PLC

                       THE BANK OF NEW YORK, LONDON BRANCH

                                       And

                                BARCLAYS BANK PLC


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                              AMENDED AND RESTATED
                         MTN MASTER DEFINITIONS SCHEDULE
                                IN RESPECT OF THE
                         BARCLAYCARD ASSET BACKED MEDIUM
                    TERM NOTE AND NOTE CERTIFICATE PROGRAMME

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


MTN MASTER DEFINITIONS SCHEDULE

1.     DEFINITIONS

       In any agreement, instrument or deed expressly and specifically incorporating by reference this amended and restated MTN Master Definitions Schedule the following expressions shall, except where the context otherwise requires and save where otherwise defined therein, have the following meaning:

       "ACCESSION AGREEMENT" means an agreement made between all of the parties to the Transaction Documents and an Additional MTN Issuer whereby such Additional MTN Issuer accedes to and agrees to be bound by the terms of each of the Transaction Documents;

       "ADDITIONAL AVAILABLE FUNDS" means amounts credited to the Additional Funds Ledger in respect of the Series 02-1 MTN Certificate;

       "ADDITIONAL MTN ISSUER" means a company or companies nominated by the Dealer and whom the Trustee has approved in writing and which has or have entered into an Accession Agreement or Accession Agreements;

       "AGENCY AGREEMENT" means the agreement dated 23 November 1999 as amended and restated on 24 October 2002 appointing, inter alia, the Issue Agent, the Principal Paying Agent and the Agent Bank in relation to the Notes and any other agreement for the time being in force appointing any further or other Principal Paying Agent, Paying Agents or Agent Banks in relation to the Notes, or in connection with their duties, the terms of which have been previously approved in writing by the Trustee, together with any other agreement for the time being in force amending or modifying, with the prior written approval of the Trustee, any of the aforesaid agreements;

       "AGENT" means the Issue Agent, the Principal Paying Agent, any Paying Agent and the Agent Bank each in respect of any Series;

       "AGENT BANK" means The Bank of New York, acting through its London branch or any successor or substitute agent bank appointed pursuant to the Agency Agreement, notice of whose appointment has been given pursuant Condition 13 in accordance with the terms of the relevant Notes;

       "AGREEMENT BETWEEN BENEFICIARIES" means the agreement between Barclays Bank PLC, the Receivables Trustee and the MTN Issuer dated 24 October 2002;

       "AGREEMENT DATE" means, in respect of any issue of Notes under the Programme, the date of agreement between the MTN Issuer and the Dealer for the issue and purchase of such Notes pursuant to Clause 2 of the Programme Dealer Agreement;

       "APPLICABLE SUPPLEMENT" means, in relation to the Notes of any Series the Pricing Supplement relating to such notes or, if such notes are to be admitted to the Official List of the UK Listing Authority and to trading on London Stock Exchange, the Supplementary Listing Particulars relating to such Notes;

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

       "ARRANGER" means Barclays Bank PLC acting through its business unit "Barclays Capital" and any company appointed to the position of arranger for the Programme or in respect of any particular issue of Notes or Note Certificates under the Programme;

       "ASSIGNED EXCESS SPREAD" means the amounts payable by Barclays Bank PLC to the MTN Issuer pursuant to the Agreement between Beneficiaries;

       "ASSOCIATED DEBT" has the meaning, in relation to any Series, given to it in the Applicable Supplement;

       "AUTHORISED ADVISER" means Barclays Bank PLC acting through its business unit "Barclays Capital" or, in relation to Notes which are, or are to be, listed on a Stock Exchange other than the London Stock Exchange, such authorised adviser or listing agent as the MTN Issuer may from time to time appoint for the purposes of liasing with such Stock Exchange;

       "AUTHORISED DENOMINATION" means the denomination(s) specified in the relevant Applicable Supplement;

       "BUSINESS DAY" means a day other than a Saturday or a Sunday or a day on which banking institutions in London or New York are authorised or obliged by law to be closed;

       "BENEFICIARIES" has the meaning given to it in the Series 02-1
       Supplement;

       "CLEARSTREAM, LUXEMBOURG" means Clearstream Banking, societe anonyme, Luxembourg;

       "COMPANIES ACT 1985" means the Companies Act 1985 of the United Kingdom;

       "CONDITIONS" means, in relation to any Series of Notes, the terms and conditions endorsed on, or incorporated by reference in, the Notes constituting such Series, such terms and conditions being either in the form or substantially in the form set out in the Fourth Schedule to the Security Trust Deed or in such other form, having regard to the terms of the issue of the relevant Series, as may be agreed between the MTN Issuer and the Dealer and previously approved in writing by the Trustee and specified in the relevant Applicable Supplement and any reference to a numbered "Condition" is to a corresponding numbered provision thereof;

       "COUPON" or "COUPONS" means the bearer interest coupons relating to the Notes (other than Notes which bear no interest) in definitive form substantially in the form set out in the Third Schedule to the Security Trust Deed or, as the context may require, a specific number thereof;

       "COUPONHOLDERS" means the several persons who are for the time being holders of Coupons of each Series;

       "DEALER" means, for each Series, Barclays Bank PLC acting through its business unit "Barclays Capital" and any other entity which the MTN Issuer may appoint as a Dealer pursuant to Clause 10.2 of the Programme Dealer Agreement and a Dealer Accession Letter and notice of whose appointment is given to the Trustee by the MTN Issuer but

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

       excluding any entity whose appointment has been terminated pursuant to Clause 10.1 of the Programme Dealer Agreement and notice of whose termination has been given to the Principal Paying Agent and the Trustee by the MTN Issuer and (references to a "RELEVANT" Dealer or Dealers shall be in relation to any Note or Note Certificate, references to the Dealer or Dealers with whom the MTN Issuer has agreed the issue and purchase of the relevant Note);

       "DEALER ACCESSION LETTER" means:

       (a) in respect of the appointment of a third party as a Dealer for the duration of the Programme, the Dealer Accession Letter substantially in the form set out in Part I of Appendix C to the Programme Dealer Agreement; and

       (b) in respect of the appointment of a third party as a Dealer for one or more particular issue(s) of Notes under the Programme, the Dealer Accession Letter substantially in the form set out in Part II of Appendix C to the Programme Dealer Agreement;

       "DEFERRED SUBSCRIPTION PRICE AMOUNT" means on any Distribution Date an amount paid by the Series 02-1 Associated Issuer equal to the Further Interest received on the Series 02-1 MTN Certificate on such Distribution Date and not utilised by the Series 02-1 Associated Issuer;

       "DEFINITIVE NOTE" means a Note in definitive form in substantially the form set out in the Third Schedule to the Security Trust Deed or in such other form as may be set out in the relevant MTN Supplement;

       "DELIVERY" means, in respect of any securities, delivery of such securities, free and clear of all encumbrances, claims, equities and transfer restrictions and in suitable form for delivery and transfer in accordance with the relevant provisions of the Transaction Documents and "DELIVER" and "DELIVERED" shall be construed accordingly;

       "DISTRIBUTION DATE" shall mean 15 December 2002 or, if 15 December 2002 is not a Business Day, the next succeeding Business Day and the fifteenth day of each calendar month thereafter, or if such fifteenth day is not a Business Day, the next succeeding Business Day;

       "ENCUMBRANCE" means any mortgage, pledge, lien, hypothecation, security interest or other arrangement having similar effect;

       "ENFORCEMENT NOTICE" has the meaning given to it in Condition 9;

       "EURO" means the lawful currency of the Member States of the European Union participating in Economic and Monetary Union;

       "EUROCLEAR" means Euroclear Bank S.A./N.V., as operator of the Euroclear System;

       "EVENT OF DEFAULT" means, in relation to any Series, any of the events provided in the Conditions to be Events of Default (being events upon the happening of which such Series would, subject only to notice by the Trustee as therein provided, become immediately due and repayable);

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       "EXCESS ENTITLEMENT CONSIDERATION" means an amount equal to the Deferred
       Subscription Price Amount payable by the MTN Issuer to Barclays Bank PLC;

       "EXCHANGE ACT" means the United States Securities Exchange Act of 1934;

       "EXCHANGE RATE" means the spot rate for the sale of one currency against the purchase of any other relevant currency in the London foreign exchange market as quoted by any leading bank selected by the Principal Paying Agent on the Agreement Date or on the preceding day on which commercial banks and foreign exchange markets are open for business in London;

       "EXTRAORDINARY RESOLUTION" has the meaning set out in paragraph 21 of the Fifth Schedule to the Security Trust Deed;

       "FIXED RATE NOTE" means a Note in respect of which payments of interest are calculated by reference to a fixed rate;

       "FLOATING RATE NOTE" means a Note in respect of which payments of interest are calculated by reference to a variable rate;

       "FSMA" means the Financial Services and Markets Act 2000;

       "FURTHER INTEREST" means the amount to be paid by the MTN Issuer to the Series 02-1 Associated Issuer which is equal to the amount received by the MTN Issuer under the Agreement Between Beneficiaries;

       "GLOBAL NOTE" means a Temporary Global Note or a Permanent Global Note;

       "GLOBAL NOTE CERTIFICATE" means a global certificate representing any Series of Notes;

       "GUARANTOR" means, in relation to any Series of Notes, any guarantor of any Related Agreement which is a party to the relevant MTN Supplement;

       "HOLDER" means the person who is for the time being the holder of any Note, Coupon or Talon (if any) in respect of each Series as set out in Clause 18 of the Security Trust Deed and MTN Cash Management Agreement;

       "INDEPENDENT" means, when used with respect to any specified person, that the person (1) is in fact independent of the MTN Issuer and any other obligor upon the Notes and any other person with an ownership interest in the receivables trust and of any affiliate of any of the foregoing persons, (2) does not have any direct financial interest or any material indirect financial interest in the MTN Issuer or in any such other obligor or any such other person with such an ownership interest in the receivables trust or in any affiliate of any of the foregoing persons, and (3) is not connected with the MTN Issuer or any such other obligor or any affiliate of the MTN Issuer or any such other person with such an ownership interest in the receivables trust as an officer, employee, promoter, underwriter, trustee, partner, director, or person performing similar functions;

       "INDEMNIFIED PERSON" means the Dealer for each Series of Notes or Note Certificates, each of its directors, officers, employees and agents and each person who controls the Dealer for each Series of Notes;

       "INITIAL DOCUMENTATION LIST" means the list of documents set out in Appendix A to the Programme Dealer Agreement;

       "INTEREST COMMENCEMENT DATE" has the meaning ascribed thereto in Condition 5;

       "INVESTMENT COMPANY ACT" means the United States Investment Company Act of 1940;

       "ISSUE AGENT" means The Bank of New York, acting through its London branch or any successor or substitute issue agent appointed pursuant to the Agency Agreement;

       "ISSUE DATE" means, in respect of any Note, the date of the issue and purchase of such Note pursuant to Clause 2 of the Programme Dealer Agreement or any other relevant agreement between the MTN Issuer and the Dealer and means, in the case of any Note in the form of a Permanent Global Note or Definitive Note, the same date as the date of issue of the Temporary Global Note which initially represented such Note;

       "ISSUE DEALER" means a Dealer appointed for the purposes of a single issue of Notes pursuant to a letter in substantially the form set out in
       Part II of Appendix C to the Programme Dealer Agreement;

       "ISSUE PRICE" means the issue price of any Notes as specified in the Applicable Supplement;

       "LIABILITY" means any loss, damage, cost, charge, claim, demand, expense, judgment, action, proceeding or other liability whatsoever (including, without limitation, in respect of taxes, duties, levies, imposts and other charges) and including any value added tax or similar tax charged or chargeable in respect thereof and legal fees and expenses on a full indemnity basis;

       "LISTING PARTICULARS" means any listing particulars with regard to the issue of Notes (other than Unlisted Notes) issued in compliance with the Listing Rules (including any Supplementary Listing Particulars published in accordance with the provisions (of the Programme Dealer Agreement or otherwise);

       "LISTING RULES" means:

       (a) in the case of Notes which are, or are to be, listed on the London Stock Exchange, the listing rules made under Section 74 of the FSMA; and

       (b) in the case of Notes which are, or are to be, listed on a Stock Exchange other than the London Stock Exchange, the listing rules and regulations for the time being in force for Stock Exchange;

       "LOCAL TIME" in relation to any payment means the time in the city or town in which the relevant bank or the relevant branch or office thereof is located, and any reference to "LOCAL BANKING DAYS" in relation thereto is to days (other than Saturdays and Sundays) on which commercial banks are open for business (including dealings in foreign exchange and foreign currency deposits) in such city or town;

       "LONDON BUSINESS DAY" means a day (other than Saturdays and Sundays) on which commercial banks and foreign exchange markets settle payments in London;

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       "LONDON STOCK EXCHANGE" means the London Stock Exchange plc;

       "MONTHLY PERIOD" shall mean, unless otherwise defined in any Supplement, the period from and including the first day of a calendar month to and including the last day of a calendar month;

       "MTN CASH MANAGER" means Barclays Bank PLC;

       "MTN ISSUER" means:

       (a) Barclaycard Funding PLC, a public limited company incorporated in England and Wales, with company number 2530163, having its registered office at 54 Lombard Street, London EC3P 3AH; and

       (b) any other issuer appointed in relation to the Programme whose appointment has previously been approved in writing by the Trustee,

       provided that any company which has ceased to be an MTN Issuer shall be excluded from this definition of "MTN ISSUER";

       "MTN ISSUER COSTS AMOUNT" means all third party costs, fees, taxes and expenses payable in relation to Series 02-1 by the MTN Issuer for the relevant Monthly Period;

       "MTN ISSUER LIMIT" means the amount specified in each Prospectus Addendum relating to the MTN Issuer or, in each case, its equivalent in other currencies (calculated by the Principal Paying Agent on the basis of the Exchange Rate) or such greater amount as may be provided in accordance with the Programme Dealer Agreement. For the purpose of calculating such limit for each MTN Issuer, the principal amount of each Note or Notes issued at a discount or a premium shall be the net proceeds received by the relevant MTN Issuer for the particular Series;

       "MTN ISSUER ORDER" means a written order of request signed in the name of the MTN Issuer by any one of its Authorized Officers and delivered to the Trustee.

       "MTN MASTER DEFINITIONS SCHEDULE" means this MTN Master Definitions Schedule dated 23 November 1999 as amended and restated on 24 October 2002 (as the same may be amended, varied or supplemented from time to time), and signed for the purpose of identification by the MTN Issuer, the Trustee and Principal Paying Agent.

       "MTN SUPPLEMENT" means, in relation to any Series, a trust deed supplemental to the Security Trust Deed constituting such Series and identifying the Underlying Assets relating to such Series;

       "NEW DEALER" means any entity appointed as an additional Dealer for the duration of the Programme or for a particular Series of Notes pursuant to Clause 10.2 of the Programme Dealer Agreement;

       "NOTEHOLDERS" means the persons who are for the time being holders of Notes of each Series as set out in Clause 18 of the Security Trust Deed and MTN Cash Management Agreement and the word "NOTEHOLDERS" shall be construed accordingly;

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       "NOTES" means any notes or note certificate of the MTN Issuer issued pursuant to the Programme and constituted by a MTN Supplement pursuant to Clause 2 of the Security Trust Deed or the nominal amount thereof for the time being outstanding or as the context may require a specific number thereof and includes any replacements for notes or note certificates issued pursuant to the terms thereof and, where applicable, any Temporary Global Note, Permanent Global Note, Global Note Certificate or bond issued in respect thereof;

       "OFFICERS' CERTIFICATE" shall mean, with respect to any Person, a certificate signed (i) by the Chairman of the Board, the Vice Chairman of the Board, the President, any Vice President or the Treasurer of such Person and (ii) by any other such officer or any Assistant Treasurer or the Secretary or any Assistant Secretary of such Person. Each such certificate shall include the statements provided for in Clause 9.1.15 of the Security Trust Deed if and to the extent required by the provisions hereof.

       "OPINION OF COUNSEL" shall mean an opinion in writing signed by legal counsel who shall be reasonably acceptable to the Trustee and who may be an employee of or of counsel to the MTN Issuer or an affiliate of the MTN Issuer. Each such opinion shall include the statements provided for in Clause 9.1.15 of the Security Trust Deed if and to the extent required by the provisions thereof. The acceptance by the Trustee of, and its actions on, an Opinion of Counsel shall be sufficient evidence that such counsel is acceptable to the Trustee.

       "OUTSTANDING" means, in relation to any Series, all the Notes of that Series issued other than:

       (a) those Notes to the extent that they have been redeemed in part pursuant to the Conditions;

       (b) those Notes which have been redeemed in full or purchased and cancelled pursuant to the Conditions;

       (c) those Notes in respect of which the date for redemption in full in accordance with their terms has occurred and the redemption moneys whereafter (including premium (if any) and all interest payable thereon) have been duly paid to the Trustee or to the Principal Paying Agent in the manner provided in the Agency Agreement (and where appropriate notice to that effect has been given to the relative Holders in accordance with the terms of such Notes) and remain available for payment against presentation of the relevant Notes and/or Coupons;

       (d) those Notes which have been forfeited or have become void under their terms or claims in respect of which have become prescribed under the Conditions;

       (e) those mutilated or defaced Notes which have been surrendered and cancelled and in respect of which replacements have been issued pursuant to their terms;

       (f) (for the purpose only of ascertaining the principal amount of the Notes outstanding and without prejudice to the status for any other purpose of the relevant Notes) those Notes which are alleged to have been lost, stolen or

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

              destroyed and in respect of which replacements have been issued pursuant to their terms;

       (g) any Temporary Global Note to the extent that it has been exchanged for Definitive Notes or a Permanent Global Note; and

       (h) any Permanent Global Note to the extent that it has been exchanged for Definitive Notes,

       provided that for the purposes of the Fifth Schedule to the Security Trust Deed, those Notes which are held by, or on behalf of, any MTN Issuer and not cancelled shall (unless and until ceasing to be so held) be deemed not to remain outstanding;

       "PAYING AGENTS" means The Bank of New York, acting through its London branch and where the context permits, The Bank of New York, acting through its London branch acting as Principal Paying Agent or any successor or substitute to each institution in its capacity as such notice of whose appointment or, as the case may be, nomination has been given to the relevant Holders of such Series pursuant to Condition 13 in accordance with the terms of the relevant Notes;

       "PERMANENT GLOBAL NOTE" means a permanent global note or permanent global note certificate in bearer form substantially in the form set out in the Second Schedule to the Security Trust Deed or in such other form as may be agreed between the MTN Issuer, the Principal Paying Agent, the Trustee and the Dealer issued or to be issued by the MTN Issuer pursuant to the Programme Dealer Agreement or pursuant to another agreement between the MTN Issuer and the Dealer in exchange for the whole or part of a Temporary Global Note issued in respect of the Notes of the same Series;

       "PERMITTED INVESTMENTS" shall mean any one or more of the following:

       (a) demand or time deposits, certificates of deposit and other short-term unsecured debt obligations PROVIDED THAT, in each case, at the time the deposit is made or the certificate or obligation is acquired the then current rating of the unsecured and unguaranteed debt obligations of that institution (or, where the investment in question is guaranteed, of the guaranteeing institution) is A-1+, P-1 and F1+ or (if different) the then highest rating conferred in respect of such obligations by Standard and Poor's, Moody's and Fitch Ratings (respectively); or

       (b) short-term unsecured debt obligations (including commercial paper) issued by a body corporate provided that the then current rating of the unsecured and unguaranteed debt obligations of that body corporate (or where the debt obligations in question are guaranteed, of the guaranteeing institution) is A-1+, P-1 and F1+, or (if different) the then highest rating conferred in respect of such obligations by Standard and Poor's, Moody's and Fitch Ratings (respectively);

       "PRICING SUPPLEMENT" means, in respect of a Series of Notes, (other than Notes in respect of which Supplementary Listing Particulars have been prepared) a supplement to the Prospectus and giving details of the Series;

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       "PRINCIPAL AMOUNT" means in relation to a Note or a Series, the amount of the original face value thereof less any repayments of principal as made to the Holder(s) thereof in respect of such Note or Series;

       "PRINCIPAL PAYING AGENT" means The Bank of New York acting through its London branch or any successor or substitute principal paying agent in relation to the Agency Agreement pursuant to the provisions thereof, notice of whose appointment or, as the case may be, nomination has been given to the Holders pursuant to Condition 13 in accordance with the terms of the Notes or such other principal paying agent as may be appointed by the MTN Issuer pursuant to a notice of appointment to act in relation to a Series of Notes from time to time;

       "PRIORITY SECURED CREDITOR" means, in relation to each Series, the Secured Creditor and/or Secured Creditors (and, in the case of Noteholders, all Noteholders of a particular Series who are deemed to be a single Secured Creditor) ranking directly behind the Trustee in respect of fees, costs, charges, expenses and Liabilities, in the priority of payments applicable to such Series set out in the relevant MTN Supplement provided that if no sums are at the applicable time owing to such Secured Creditor in respect of such Series it shall mean the next ranking Secured Creditor as set out in such in such MTN Supplement;

       "PROGRAMME" means the Barclaycard Asset Backed Medium Term Note and Note Certificate Programme established by and constituted in the manner contemplated in the Security Trust Deed;

       "PROGRAMME DEALER AGREEMENT" means the programme dealer agreement dated 23 November 1999 as amended and restated on 24 October 2002 between the MTN Issuer and the Dealer, together with any other agreement for the time being in force amending or modifying the aforesaid agreement with the prior written approval of the Trustee;

       "PROSPECTUS" means the Prospectus relating to the Notes prepared in connection with the Programme (if the Programme is listed on a Stock Exchange) including the Prospectus Addendum as revised, supplemented, amended or updated from time to time by the MTN Issuer including, in relation to each Series of Notes, the Applicable Supplement, any Listing Particulars or Pricing Supplement relating to such Series and such other documents as are from time to time incorporated therein by reference;

       "PROSPECTUS ADDENDUM" means the addendum to the Prospectus, relating to the MTN Issuer as the same may be updated and replaced from time to time;

       "RATING AGENCIES" means Moody's Investors Service Inc., Standard and Poor's Ratings Group, Fitch Ratings Limited or such other rating agency as may be appointed in relation to any Associated Debt and "RATING AGENCY" shall mean either one of the above;

       "RECEIVABLES TRUST" means the trust established pursuant to the declaration of trust and trust cash management agreement dated 23 November 1999;

       "RECEIVABLES TRUSTEE" means Gracechurch Receivables Trustee Limited;

       "RECEIVER" shall have the meaning given to it in Clause 7.1.4 of the Security Trust Deed;

       "REGULATION S" means Regulation S under the Securities Act;

       "RELATED AGREEMENTS" means, in relation to a Series of Notes, any hedging arrangements or any letters of credit, guarantees or other credit support or credit enhancement relating to such Series and "RELATED AGREEMENT" shall mean any one such document;

       "RELEVANT DATE" has the meaning, in relation to any Series, given to it in the terms and conditions of such Series of Notes;

       "REPAYING", "REDEEM" and "PAY" shall each include both the others;

       "REPLACEMENT AGENT" has in respect of each Series the meaning ascribed thereto in Clause 5.1 of the Agency Agreement;

       "REQUEST" means:

       (a) in the case of a Secured Creditor who is not the Noteholders, a written request; and

       (b) in the case of the Noteholders, a request in writing by such Noteholders of at least one fifth in aggregate Principal Amount of the Notes of such Series then outstanding or an Extraordinary Resolution of the Noteholders of such Series, and "REQUESTED" shall be construed accordingly;

       "RIGHTS" means rights, authorities, discretions, remedies, liberties and powers (in each case, of any nature whatsoever);

       "SEC" means the United States Securities and Exchange Commission;

       "SECURED CREDITORS" means the persons defined as such in each MTN Supplement and "SECURED CREDITOR" shall be construed accordingly;

       "SECURED OBLIGATIONS" means in relation to any Series of Notes all moneys, debts and liabilities which are now or have been or at any time hereafter may be or become due, owing or incurred, actually or contingently, by the relevant MTN Issuer to the relevant Secured Creditors;

       "SECURED PROPERTY" has, in relation to each Series, the meaning given to it in the MTN Supplement relating to such Series;

       "SECURITIES ACT" means the United States Securities Act of 1933;

       "SECURITY" means any of the Encumbrances created or intended to be created, or which may at any time be intended to be created, in favour of the Trustee, by or pursuant to any MTN Supplement or any Supplementary Security Document;

       "SECURITY DOCUMENTS" means, in relation to any Series, the MTN Supplement and any Supplementary Security Document;

       "SECURITY TRUST DEED" means the security trust deed and MTN Issuer cash management deed dated 23 November 1999 between the MTN Issuer and the Trustee pursuant to

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

       which each Series of Notes will, on issue, be constituted and which sets out the terms and conditions upon and subject to which the Trustee has agreed to act as trustee and any trust deed or other document executed in accordance with the provisions thereof and expressed to be supplemental thereto;

       "SERIES" means each issue of Notes the terms of which are (save for the Issue Date, Interest Commencement Date, the Issue Price (and such subordination provisions (where relevant)) otherwise identical (including whether or not the Notes are listed) and which form a single series and unless for any purpose the Trustee in its discretion otherwise determines, all the provisions of the Security Trust Deed shall apply separately to the Notes of each Series and the expressions "NOTES OF THE RELEVANT SERIES", "SERIES OF NOTES", and "NOTEHOLDERS OF THE RELEVANT SERIES" and related expressions shall be construed accordingly;

       "SERIES 02-1" means such series of the receivables trust created pursuant to the Series 02-1 Supplement to the Trust and Cash Management Agreement dated 24 October 2002;

       "SERIES 02-1 ASSOCIATED DEBT PROSPECTUS" means prospectus dated 18 October 2002 in respect of the $900,000,000 Class A Asset Backed Floating Rate Note due 2007; the $50,000,000 Class B Asset Backed Floating Rate Note due 2007; $50,000,000 Class C Asset Backed Floating Rate Note due 2007 constituted by the Trust Deed dated 24 October 2002 between the Series 02-1 Associated MTN Issuer and The Bank of New York;

       "SERIES 02-1 ASSOCIATED ISSUER" means Gracechurch Card Funding (No.2)
       PLC;

       "SERIES 02-1 MTN CERTIFICATE" means the medium term note certificate issued on 24 October 2002 in respect of Series 02-1.

       "SERIES 02-1 ENFORCEMENT EVENT" means an event specified in Condition 9 of the Notes;

       "SERIES DOCUMENTS" or "TRADE DOCUMENTS" means in relation to a Series of Notes, the Applicable Supplement, the relevant MTN Supplement, the relevant Related Agreement, the Notes of such Series, any Supplementary Security Document, the relevant Accession Agreement, if any, entered into in respect of such Series and the final form of any other documents entered into by a party or produced in connection with such Series;

       "SPECIFIED CURRENCY" means the currency in which any Note is denominated;

       "SPECIFIED CURRENCY BANKING DAY" means a day (other than a Saturday or a Sunday) on which commercial banks are open for business (including dealing in foreign exchange and foreign currency deposits) in (a) the principal financial centre of the Specified Currency if the Specified Currency is not euro, or (b) London if the specified currency is euro;

       the "SPECIFIED OFFICE" of the Issue Agent, any Paying Agent or the Agent means the office specified against its name on the signature page of the Agency Agreement or, in the case of any Agent not originally party thereto, specified in its terms of appointment or such other office in the same city or town as such Agent may specify by notice to the MTN

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

       Issuer and the other parties to the Agency Agreement in accordance with Clause 13.8 of the Agency Agreement;

       "STERLING" or "(POUND)" means the legal currency for the time being of the United Kingdom;

       "STOCK EXCHANGE" means the London Stock Exchange, or any other or further stock exchange(s) on which any Notes may from time to time be listed, and references in this Agreement to the "relevant Stock Exchange(s)" shall, in relation to any Notes, be references to the Stock Exchange(s) on which such Notes are from time to time, or are intended to be, listed;

       "SUCCESSOR" means, in relation to a party which is party to the Transaction Documents or Series Documents, an assignee or successor in title of such party or any person, who, under the laws of its jurisdiction of incorporation or domicile, has assumed the rights and obligations of such party hereunder or to which under such laws the same has been transferred;

       "SUPPLEMENTARY LISTING PARTICULARS" means a supplement to the Listing Particulars which will be prepared in respect of each Series of Notes to be admitted to the Official List of the UK Listing Authority and to trading on the London Stock Exchange in such form as may be agreed between the MTN Issuer and the Trustee and approved by the UK Listing Authority if the MTN Issuer is obliged to prepare supplementary listing particulars pursuant to Section 81 of the FSMA;

       "SUPPLEMENTARY SECURITY DOCUMENT" means, in relation to any Series of Notes, any further security document required by the Trustee supplementing the security constituted by the relevant MTN Supplement which creates Encumbrances over any Underlying Assets;

       "TALON" shall have the meaning provided in the Conditions and shall be substantially in the form set out in the Third Schedule to the Security Trust Deed or in such other form as may be agreed between the MTN Issuer and the Trustee;

       "TALONHOLDERS" means the several persons who are for the time being holders of Talons of each Series;

       "TARGET SYSTEM" means the Trans-European Automated Real-Time Gross Settlement Express Transfer system;

       "TEMPORARY GLOBAL NOTE" means a temporary global note or temporary global note certificate in bearer form substantially in the form set out in the First Schedule to the Security Trust Deed or in such other form as may be agreed between the MTN Issuer, the Trustee, the Principal Paying Agent and the Dealer initially comprising Notes issued or to be issued by the MTN Issuer pursuant to the Security Trust Deed or pursuant to another agreement between the MTN Issuer and the Dealer;

       "THESE PRESENTS" means, where used in the Security Trust Deed and the Schedules thereto, all MTN Supplements, the schedules (if any) thereto, all other documents creating security over Underlying Assets, the Notes and the Coupons, all as from time to time modified in accordance with the provisions herein or therein contained;

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

       "TIA" means the United States Trust Indenture Act of 1939, as amended;

       "TRANSACTION DOCUMENTS" means the Security Trust Deed, the Programme Dealer Agreement and the Agency Agreement;

       "TRUST CORPORATION" means a corporation entitled by rules made under the Public Trustee Act 1906 or entitled pursuant to any other comparable legislation applicable to a trustee in any other jurisdiction to carry out the functions of custodian trustee;

       "TRUSTEE" means The Bank of New York, acting through its London branch or its successor or such other Trustee as may be appointed by the MTN Issuer to act in relation to a Series of Notes, from time to time;

       "TRUSTEE BANK ACCOUNTS" means the Trustee Collection Account, the Trustee Acquisition Account, the Principal Funding Account, the Spread Account and the Reserve Account set up pursuant to the Trust Accounts Bank Agreement dated 23 November 1999;

       "TRUST MASTER DEFINITIONS SCHEDULE" means the Master Definitions Schedule dated 23 November 1999 as amended and restated on 24 October 2002;

       "UK LISTING AUTHORITY" means the Financial Services Authority in its capacity as competent authority for the purposes of Part VI of the FSMA;

       "UNDERLYING ASSETS" means, in relation to any Series, the assets mortgaged, charged or pledged or intended to be mortgaged, charged or pledged by the MTN Issuer in favour of the Trustee by or pursuant to the MTN Supplement constituting such Series and, in general, all property for the time being mortgaged, charged or pledged or intended to be mortgaged, charged or pledged in favour of the Trustee by or pursuant to the MTN Supplements including any Underlying Assets substituted pursuant to the Conditions; and

       "UNLISTED NOTES" means Notes which are not intended to be listed and are so designated in the applicable Pricing Supplement.

2.     STATUTORY PROVISIONS

       Save where the context otherwise requires, references in any Transaction Document or Series Documents to any statutory provision shall be deemed also to refer to any statutory modification or re-enactment thereof or to any statutory instrument, order or regulation made thereunder or under any such re-enactment.

3.     AMENDMENTS

       References in any Transaction Document or Series Document to that or any other Transaction Document or Series Document, other agreement, deed or document shall be deemed also to refer to such Transaction Document or Series Document, agreement, deed or document as amended, supplemented, varied, replaced or novated (in whole or in part) from time to time and to agreements, deeds and documents executed pursuant thereto.

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

4.     SCHEDULES

       Any Schedule, Appendix or Exhibit annexed to a Transaction Document or Series Document forms part of such Transaction Document or Series Document and shall have the same force and effect as if set out in the body of such Transaction Document or Series Document. Any reference to a Transaction Document or Series Document shall include any such Schedule, Appendix or Exhibit.

5.     HEADINGS

       Headings in any Transaction Document or Series Document are for ease of reference only.

6.     NUMBER

       In any Transaction Document or Series Document, save where the context otherwise requires, words importing the singular number include the plural and vice versa.

7.     CLEARING SYSTEMS

       All references in any Transaction Document or Series Document to Euroclear and/or Clearstream, Luxembourg shall, wherever the context so permits, be deemed to include reference to any additional or alternative clearing system approved by the MTN Issuer, the Trustee and the Principal Paying Agent.

8.     SUCCESSORS

       Save where the context otherwise requires, references in any Transaction Document to any party to the Transaction Document or Series Document shall include references to its Successors and assigns, whether in security or otherwise, whomsoever.

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


This MTN Master Definitions Schedule is signed for the purposes of identification by the following parties:

THE BANK OF NEW YORK, LONDON BRANCH      )
                                         )     MIA DRENNAN
                                         )

BARCLAYCARD FUNDING PLC                  )
                                         )     PETER HILLS
                                         )

BARCLAYS BANK PLC                        )
                                         )     MARK WINTER
                                         )









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